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                                                                    EXHIBIT 99.1

[FIRST PLACE FINANCIAL CORP. LOGO]                          [FRANKLIN BANK LOGO]


FOR IMMEDIATE RELEASE

         First Place Financial Corp. to Acquire Franklin Bancorp Inc.

WARREN, Ohio and SOUTHFIELD, Michigan, November 10, 2003 / First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Place Bank headquartered in Warren, OH, and Franklin Bancorp, Inc. (NASDAQ: FBCP), the holding company for Franklin Bank, N.A. headquartered in Southfield, MI, today announced that they have reached a definitive agreement for First Place to acquire Franklin in a cash and stock merger transaction valued at approximately $82.2 million. Under the terms of the agreement, Franklin shareholders will be entitled to receive for each share of Franklin common stock either $21.00 in cash, or 1.137 shares of First Place common stock, or any combination thereof, subject to election and allocation procedures which are intended to ensure that, in the aggregate, 50% of the Franklin shares will be exchanged for First Place common stock. Based upon the 10 day average closing price of First Place stock of $19.34 on November 7th, a shareholder electing 50% cash of $10.50 and 50% stock with an implied value of $10.99 would have had total value of $21.49 per share. The stock value component will change with the market value of First Place shares.

The combined financial institution would rank as the 45th largest publicly-traded savings institution in the United States with $2.2 billion in assets, market capitalization of $306 million and a 30 retail branch and 12 loan production office footprint that spans much of Ohio and the high growth and affluent county of Oakland, Michigan. The transaction accelerates First Place's migration toward a more diversified community banking franchise as well as its objective to reshape its balance sheet to achieve a better balance between household and commercial concentrations. Franklin, a commercial bank, contributes a deposit base comprised of 44% non-interest bearing checking accounts and 90% core deposits overall. This coupled with a diversified commercial loan portfolio will contribute nicely to an enhanced net interest margin, a key component to any financial institution's profitability.

The purchase price, based upon the 10 day average closing price ending November 7th of First Place shares, is 1.83 times Franklin's tangible book value and represents a premium of 9.1% to deposits excluding jumbo certificates of deposit. The transaction is expected to contribute positively to First Place's earnings per share immediately, excluding one-time merger-related costs in 2004.

First Place Bank and Franklin Bank will merge operations with the resulting bank being First Place. Franklin will operate as a division of First Place while retaining its well recognized name in the Southfield, Birmingham, Troy and Grosse Pointe Woods markets that are its primary market areas. The transaction is expected to close in the second quarter of 2004. Due diligence has been completed by both companies.



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"Our partnership with Franklin is a movement into the type of growth markets that should benefit all of our customers and shareholders," cited Steven R. Lewis, President and Chief Executive Officer of First Place. "Oakland County, Michigan has a growing population that in total exceeds that of nine states. Our assessment of the demand for banking products is very encouraging especially in view of the expanded product lines that will soon be available to Franklin's markets and our current customers. Our focus as a community oriented bank parallels Franklin's reputation as such. We will maintain, and hopefully enhance, that image to the communities and customers that Franklin serves."

Franklin Chairman and founder, David F. Simon, said, "In considering strategic alternatives, our board of directors placed a great deal of value on the First Place culture. It is one that shares the expanded vision that Franklin's board has maintained for our franchise for some time. The breadth of First Place's product offerings will allow us to expand important services and products that should be very attractive to business and retail customers alike."

In connection with the transaction, First Place expects to issue up to $30 million of trust preferred securities to fund the transaction and enable it to continue to enhance shareholder value in the future. Transaction expenses are expected to be approximately $2.5 million pre-tax. Excluding additional estimated one-time merger related costs of $4.5 million pre-tax, the transaction is expected to be 4.0% accretive to GAAP EPS and 11.2% accretive to cash EPS in the first full year of operations as a combined company. This incorporates $4.3 million of cost savings in the first full year of operations or about 22.5% of Franklin's core expenses, but does not include a number of revenue enhancement opportunities that First Place has identified.

The definitive agreement, which was approved by the respective boards of directors of Franklin and First Place, is subject to approval by regulatory authorities and by Franklin's shareholders. Keefe, Bruyette & Woods, Inc. served as financial advisor to First Place and Hovde Financial LLC served as financial advisor to Franklin.

CONFERENCE CALL
On Tuesday, November 11, 2003 at 10:00 a.m., Eastern Time, a simultaneous webcast of a conference call with Steven R. Lewis, President and CEO, and David
L. Mead, Chief Financial Officer, of First Place will be available online at the Investor Relations page of First Place's website at www.firstplacebank.net. Mr. Lewis and Mr. Mead will provide an overview of the Franklin transaction to financial analysts. A detailed presentation of the Franklin transaction will also be posted on the Investor Relations page of First Place's website at www.firstplacebank.net, and may be downloaded prior to the webcast. The webcast is open to the public with both media and investors invited to listen via the Internet. A replay of the call will also be available on First Place's website for 7 business days following the event.

ABOUT FIRST PLACE FINANCIAL CORP.
First Place Financial Corp., one of the country's fastest growing small companies according to Fortune Magazine, is a $1.7 billion financial services holding company headquartered in Warren, Ohio. First Place Financial Corp. includes First Place Bank, with 25 retail locations, including the recently announced opening of its new First Place Financial Center in Solon, Ohio, and 12 loan production offices throughout the state of Ohio. In addition to First Place Bank, the other operating subsidiaries include First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks Agency, LLC and APB Financial Group, Ltd., an employee benefit consulting firm and specialists in wealth management services for businesses and consumers.


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Additional information about First Place Financial Corp. may be found on the
Company's web site: www.firstplacebank.net.

ABOUT FRANKLIN BANCORP, INC.
Franklin Bancorp, Inc. serves as the holding company of Franklin Bank, National Association and is headquartered in Southfield, Michigan. Franklin Bank with assets of $528 million specializes in serving small and medium-size business customers and their owners throughout Oakland County and adjacent counties. Franklin Bank's executive offices, Business Center and one regional branch are located in Southfield, with additional regional branches in Birmingham, Troy and Grosse Pointe Woods. Visit Franklin's website at www.franklinbank.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. When used in this press release, or future press releases or other public or shareholder communications, in filings by the companies with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the companies actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the companies conduct business, which could materially impact credit quality trends, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the companies conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The companies wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The companies undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between First Place and Franklin, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) First Place's and Franklin's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," estimates" or words of similar meaning.

The following factors, among other, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of First Place and Franklin may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Franklin may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated


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with continued diversification of assets and adverse changes to credit quality;
(9) difficulties associated with achieving expected future financial results;
(10) competition from other financial services companies in First Place's and Franklin's markets; (11) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in First Place's and Franklin's reports (such as Annual Reports on form 10-K, Quarterly Reports on form 10-Q and Current reports on form 8-K) filed with the Securities and Exchange Commission and available at the SEC's internet site (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Place or Franklin or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. This press release does not constitute an offer of securities by either Franklin or First Place.

The proposed transaction will be submitted to Franklin's stockholders for their consideration. First Place and Franklin will file with the SEC a registration statement, a proxy statement / prospectus and other relevant documents concerning the proposed transaction. Stockholders of Franklin are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about First Place and Franklin, at the SEC's internet site (www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to David L. Mead, CFO, First Place Financial Corp, Inc., 330-373-1221 x2279 or Craig Johnson, Executive Vice President, Franklin Bancorp, Inc., 248-358-4710.

Franklin and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Franklin in connection with the merger. Information about the directors and executive officers of Franklin and their ownership of Franklin common stock is set forth in the proxy statement, dated April 30, 2003, for Franklin's 2003 annual meeting of stockholders, as filed with the SEC on a Schedule 14A and in other reports filed with the SEC. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.

For Further Information:

First Place Financial Corp. Contacts:
Steven R. Lewis, President & CEO
David L. Mead, Chief Financial Officer
(330) 373-1221 Ext. 2279

Franklin Bancorp, Inc. Contact:
Craig L. Johnson, Executive Vice President
(248) 358-4710



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